Exhibit 10.1

INDEPENDENT DIRECTOR AGREEMENT

THIS INDEPENDENT DIRECTOR AGREEMENT (this “Agreement”) is made and effective as of the 1st day of June 2025 (the “Effective Date”), by and between NANO NUCLEAR ENERGY INC., a Nevada corporation (“Company”) with offices at 10 Times Sq. 30th, Fl New York, NY 10018, and Seth Berl, an individual located at [*****] (“Independent Director”).

RECITALS:

WHEREAS, the Company desires to have the Independent Director provide certain services, as described in Section 1 of this Agreement, pursuant to the terms and conditions of this Agreement; and

WHEREAS, the Independent Director desires to provide the Services to the Company pursuant to the terms and conditions of this Agreement in exchange for the Compensation Shares (as defined in Section 2 of this Agreement) and expense reimbursement provided for in Section 2;

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

1. SERVICES. During the term of this Agreement, the Independent Director, in the capacity as an independent contractor, shall provide the services to the Company set forth on Schedule 1 as appropriate, attached hereto (the “Services”). The Independent Director will be given the title in the Company as “Independent Director”. The Company acknowledges that Independent Director will limit Independent Director’s role under this Agreement to that of an independent contractor, and the Company acknowledges that Independent Director is not, and will not become, engaged in the business of (i) effecting securities transactions for or on the account of the Company, (ii) providing investment advisory services as defined in the Investment Advisors Act of 1940, or (iii) providing any tax, legal or other services. The Company acknowledges and hereby agrees that Independent Director is not engaged on a full-time basis and Independent Director may pursue any other activities and engagements Independent Director desires during the tern of this Agreement. Independent Director shall perform the Services in accordance with all local, state and federal rules and regulations. Notwithstanding the foregoing, the Services shall not (unless the Independent Director is appropriately licensed, registered or there is an exemption available from such licensing or registration) include, directly or indirectly, any activities which require the Independent Director to register as a broker-dealer under the Securities Exchange Act of 1934, as amended. The Company understands that this Agreement does not create any attorney-client relationship with the Independent Director and the Services renders and all related communications by the Independent Director are not covered by attorney-client privilege.

2. COMPENSATION TO INDEPENDENT DIRECTOR

(i) In consideration for the Services, the Company shall pay immediate upon signing $50,000 (Fifty Thousand Dollars) and at every 1 year anniversary, also at the Company’s discretion, issue a retention fee for Services rendered, and Independent Director will be eligible for additional compensation awards and Restricted Equity Shares and/or Equity Stock Options.

(a) Independent Director represents and warrants to the Company as follows:

(i) Independent Director has the requisite power and authority to enter into this Agreement. No consent, approval or agreement of any individual or entity is required to be obtained by the Independent Director in connection with the execution and performance by the Independent Director of this Agreement or the execution and performance by the Independent Director of any agreements, instruments or other obligations entered into in connection with this Agreement.

(ii) Independent Director is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, and the Independent Director is able to bear the economic risk of acquiring the Compensation Shares in consideration of providing the Services.

(iii) Independent Director is not subject to “bad actor disqualification” as such term is defined in Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

(iv) Independent Director is acquiring the Compensation solely for his own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Compensation Shares. Independent Director is not acquiring the Compensation Shares with a view to, or for sale in connection with any, distribution of the Compensation Shares.

(b) The Company represents and warrants to Independent Director as follows:

(i) No consent, approval or agreement of any individual or entity is required to be obtained by the Company in connection with the execution and performance by the Company of this Agreement or the execution and performance by the Company of any agreements, instruments or other obligations entered into in connection with this Agreement; and

(ii) The Compensation Options of Shares, upon issuance:

(A) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws;

(B) have been, or will be, duly and validly authorized and on the dates of issuance of the Compensation Shares as contemplated in Section 2(a) of this Agreement, such Compensation Shares will be duly and validly issued, fully paid and non-assessable and if registered pursuant to the Securities Act and resold pursuant to an effective registration statement or exempt from registration will be free trading, unrestricted and unlegended;

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(C) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company;

(D) will not subject the holders thereof to personal liability by reason of being such holders; and

(E) assuming the representations and warranties of Independent Director as set forth in Section 2(b) hereof are true and correct, will not result in a violation of Section 5 under the Securities Act.

(c) Any commercially reasonable out-of-pocket expenses incurred by Independent Director in connection with the performance of the Services and previously approved in writing by the Company (the “Independent Director Expenses”) shall be reimbursed by the Company within thirty (30) days of Independent Director submitting to the Company an invoice that details the amount of the Independent Director Expenses and includes written documentation of each expense. Independent Director shall not charge a markup, surcharge, handling or administrative fee on the Independent Director Expenses. The Company acknowledges that Independent Director may incur certain expenses during the term of this Agreement, but not receive a bill or receipt for such expenses until after the term of this Agreement. In such case, Independent Director shall provide the Company with an invoice and documentation of the expense and the Company shall reimburse Independent Director for such expenses within five (5) days after receiving such invoice.

3. TERM. The term of this Agreement shall be for thirty-six (36) months commencing as of the Effective Date, subject to renewal by mutual consent and subject to Section 4 of this Agreement (the “Term”).

4. EFFECT OF TERMINATION. This Agreement may be terminated by either party hereto during the Term following delivering to the other party hereto ten (10) business days’ prior written notice thereof. Upon any such termination, (i) Independent Director’s right to any Compensation Shares, which have not yet been issued as of the date of such termination, shall immediately terminate and be of no further force and effect; and (ii) Independent Director shall have the right to receive the reimbursement of any Independent Director Expenses, as contemplated pursuant to Section 2(d) of this Agreement, up to and through the date of such termination.

5. INDEPENDENT CONTRACTOR. The Parties agree that the relationship created by this Agreement is one of an independent contractor. The Parties further agree that the Independent Director is not and shall not be considered an employee of the Company and is not and shall not be entitled to any of the rights and/or benefits that the Company provides for the Company’s employees (including any employee pension, health, vacation pay, sick pay or other fringe benefits offered by the Company under plan or practice) by virtue of the Services being rendered by Independent Director. Independent Director acknowledges and agrees that the Company does not, and shall not, maintain or procure any workers’ compensation or unemployment compensation insurance for or on behalf of Independent Director, and shall make no state temporary disability or family leave insurance payments on behalf of Independent Director, and Independent Director agrees that Independent Director will not be entitled to these benefits in connection with performance of the Services under this Agreement. Independent Director is responsible for all taxes, if any, imposed on him in connection with his performance of Services under this Agreement, including any federal, state and local income, sales, use, excise and other taxes or assessments thereon.

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6. NO AGENCY CREATED. It is understood and agreed that the Independent Director is not acting as an agent for or on behalf of the Company and nothing contained in this Agreement shall be construed as authority for Independent Director to bind the Company or obligate the Company to any agreement or contract. In this regard, Independent Director may use with prior written approval of the Company, which may be withheld for any reason, or no reason, a business card, stationary or other correspondence, which utilizes the name or logo of the Company in connection with services being tendered hereunder by Independent Director.

7. CONFIDENTIAL INFORMATION. Independent Director understands and acknowledges that during the Term, Independent Director will have access to and learn about Confidential Information, as defined below.

(a) Confidential Information Defined. For purposes of this Agreement, “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, work-in-process, databases, technologies, manuals, records, systems, material, sources of material, supplier information, vendor information, financial information, results, marketing information, personnel information, developments, reports, internal controls, security procedures, market studies, sales information, customer information and client information of the Company, its affiliates, divisions or its businesses (“Company Group”) or of any other person or entity that has entrusted information to the Company, its affiliates, or its businesses in confidence.

Independent Director understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

Independent Director understands and agrees that Confidential Information includes information developed by Independent Director in the course of performing the Services for the Company as if Company furnished the same Confidential Information to Independent Director in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to Independent Director; provided, that, such disclosure is through no direct or indirect fault of Independent Director or person(s) acting on Independent Director’s behalf.

(b) Company Creation and Use of Confidential Information. Independent Director understands and acknowledges that Company Group has invested, and continues to invest, substantial time, money, and specialized knowledge into developing its resources, creating a customer base, forming relationships and partnerships with regulators and researchers, generating processes and training its employees, developing its intellectual property and improving its offerings in the field of advanced nuclear reactors, throughout the United States. Independent Director understands and acknowledges that as a result of these efforts, Company Group has created, and continues to use and create Confidential Information. This Confidential Information provides Company Group with a competitive advantage over others in the marketplace.

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(c) Disclosure and Use Restrictions. Independent Director agrees and covenants (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including employees of Company Group) not having a need to know and authority to know and use the Confidential Information in connection with the business of Company Group and, in any event, not to anyone outside of the direct employ of Company Group except as required in the performance of Independent Director’s authorized duties to Company or with the prior consent of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of Company Group, except as required in the performance of Independent Director’s authorized duties to Company or with the prior consent of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent).

(d) Permitted Disclosures. Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency; provided that, the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. Independent Director shall promptly provide written notice of any such order to the Company.

(e) Permitted Communications. Nothing herein prohibits or restricts Independent Director (or Independent Director’s attorney) from initiating communications directly with, responding to an inquiry from, or providing testimony before the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), any other self-regulatory organization, or any other federal or state regulatory authority regarding a possible securities law violation.

(f) Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement:

(i) Independent Director will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

(A)	is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or

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(B)	is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

(ii) If Independent Director files a lawsuit for retaliation by Company for reporting a suspected violation of law, Independent Director may disclose Company’s trade secrets to Independent Director’s attorney and use the trade secret information in the court proceeding if Independent Director:

(A)	files any document containing trade secrets under seal; and

(B)	does not disclose trade secrets, except pursuant to court order.

Independent Director understands and acknowledges that his obligations under this Agreement with regard to any particular Confidential Information shall commence immediately upon Independent Director first having access to such Confidential Information (whether before or after he begins performing the Services for the Company) and shall continue during and after his performing the Services for the Company until such time as such Confidential Information has become public knowledge other than as a result of Independent Director’s breach of this Agreement or breach by those acting in concert with Independent Director or on Independent Director’s behalf.

Independent Director agrees that all documents, reports and other data or materials provided to Independent Director shall remain the property of the Company, including, but not limited to, any work in progress. Upon termination of this Agreement for any reason, Independent Director shall promptly deliver to the Company all such documents, including, without limitation, all Confidential Information, belonging to the Company, including all copies thereof.

8. RESTRICTIVE COVENANTS.

(a) Acknowledgement. Independent Director understands that the nature of Independent Director’s position gives Independent Director access to and knowledge of Confidential Information and places Independent Director in a position of trust and confidence with the Company Group. Independent Director understands and acknowledges that the services Independent Director provides to Company Group are unique, special, or extraordinary. Independent Director further understands and acknowledges that Company Group’s ability to reserve these for the exclusive knowledge and use of Company Group is of great competitive importance and commercial value to Company Group, and that improper use or disclosure by the Independent Director is likely to result in unfair or unlawful competitive activity.

(b) Non-Solicitation of Employees. Independent Director agrees and covenants not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of Company Group, or attempt to do so, during the Term and for the one (1) year thereafter, to run consecutively, beginning on the last day of Independent Director’s performance of the Services for the Company.

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(c) Non-Solicitation of Customers. Independent Director understands and acknowledges that because of Independent Director’s experience with and relationship to Company Group, Independent Director will have access to and learn about much or all of Company Group’s customer information. The term “Customer Information” as used in this Agreement includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, decisionmakers, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to sales and services. Independent Director understands and acknowledges that loss of this customer relationship and/or goodwill will cause significant and irreparable harm. Independent Director agrees and covenants, during the Term and for the one (1) year thereafter, to run consecutively, beginning on the last day of Independent Director’s performance of the Services for the Company, not to directly or indirectly solicit, contact (including but not limited to email, regular mail, express mail, telephone, fax, instant message, or social media), attempt to contact, or meet with Company’s current, former, or prospective customers for purposes of offering or accepting goods or services similar to or competitive with those offered by Company. This restriction shall only apply to current, former, or prospective customers (a) that Independent Director contacted in any way during the twenty four- (24-) month period immediately prior to termination of this Agreement; (b) that Independent Director has trade secret or confidential information about; (c) who became customers during Independent Director’s performance of the Services for the Company; and (d) about whom Independent Director has information that is not available publicly.

(d) Non-Disparagement. Independent Director agrees and covenants that Independent Director will not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning Company Group or any of its employees, officers, existing and prospective customers, suppliers, investors and other associated third parties. This Section 8 does not, in any way, restrict or impede Independent Director from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency; provided that, such compliance does not exceed that required by the law, regulation, or order. Independent Director shall promptly provide written notice of any such order to the Company.

(e) Acknowledgement. Independent Director acknowledges and agrees that the services to be rendered by Independent Director to Company are of a special and unique character; that Independent Director will obtain knowledge and skill relevant to Company’s industry, methods of doing business, and marketing strategies by virtue of Independent Director’s performance of the Services hereunder; and that the restrictive covenants and other terms and conditions of this Agreement are reasonable and reasonably necessary to protect the legitimate business interest of Company Group. Independent Director further acknowledges that the benefits provided to Independent Director under this Agreement, including the amount of Independent Director’s compensation, reflects, in part, Independent Director’s obligations and Company’s rights under Sections 7 and 8 of this Agreement; that Independent Director has no expectation of any additional compensation, royalties, or other payment of any kind not otherwise referenced herein in connection herewith; and that Independent Director will not suffer undue hardship by reason of full compliance with the terms and conditions of Sections 7 and 8 of this Agreement or Company’s enforcement thereof.

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(f) Remedies. In the event of a breach or threatened breach by Independent Director of Sections 7 and 8 of this Agreement, Independent Director hereby consents and agrees that Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, and that money damages would not afford an adequate remedy, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief.

9. Intellectual Property. The Independent Director acknowledges that it shall be a service provider and that any interest in any creation of Intellectual Property will be solely owned by the Company. Title or interest (including any license rights or rights of use) in any intellectual property that is created within the Company shall be owned by the Company and no other. The Independent Director shall never remove or alter any blueprints, measurements, imagine renderings, copyright, trademark, confidentiality or other proprietary notices that appear on any intellectual property owned or licensed by the Company. The Independent Director shall never reproduce any such intellectual properties or any and all copies thereof. The Independent Director shall not attempt to decompile, translate, reverse engineer or make excessive copies of any intellectual property owned or licensed by the Company, and the Company shall promptly notify the Independent Director of any such attempt, regardless of whether by the Independent Director or any Third Party, of which Independent Director becomes aware.

10. ARBITRATION. Subject to Section 8(f), any dispute, controversy, or claim arising out of or related to this Agreement or any breach of this Agreement or Independent Director’s performance of the Services hereunder, whether the claim arises in contract, tort, or statute, shall be submitted to and decided by binding arbitration. Arbitration shall be administered exclusively by Judicial Arbitration & Mediation Services (“JAMS”) and shall be conducted consistent with the rules, regulations, and requirements thereof as well as any requirements imposed by state law. Any arbitral award determination shall be final and binding upon the parties.

11. INDEMNIFICATION.

(a) Indemnity by the Company. The Company hereby agrees to indemnify and hold harmless Independent Director and each person and affiliate associated with Independent Director against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal counsel fees), and in addition to any liability the Company may otherwise have, arising out of, related to or based upon any violation of law, rule or regulation by the Company or the Company’s agents, employees, representatives or affiliates.

(b) Indemnity by Independent Director. Independent Director hereby agrees to indemnify and hold harmless the Company and each person and affiliate associated with the Company against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal counsel fees), and in addition to any liability the Company may otherwise have, arising out of, related to or based upon

(i) any breach by Independent Director of any representation, warranty or covenant contained in or made pursuant to this Agreement; or

(ii) Any violation of law, rule or regulation by Independent Director or Independent Director’s agents, employees, representatives or affiliates.

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(c) Actions Relating to Indemnity. If any action or claim shall be brought or asserted against a party entitled to indemnification under this Agreement (the “Indemnified Party”) or any person controlling such party and in respect of which indemnity may be sought from the party obligated to indemnify the Indemnified Party pursuant to this Section 10 (the “Indemnifying Party”), the Indemnified Party shall promptly notify the Indemnifying Party in writing and, the Indemnifying Party shall assume the defense thereof, including the employment of legal counsel and the payment of all expenses related to the claim against the Indemnified Party or such other controlling party. If the Indemnifying fails to assume the defense of such claims, the Indemnified Party or any such controlling party shall have the right to employ a single legal counsel, reasonably acceptable to the Indemnifying Party, in any such action and participate in the defense thereof and to be indemnified for the reasonable legal fees and expenses of the Indemnified Party’s own legal counsel.

(d) This Section 11 shall survive any termination of this Agreement for a period of three (3) years from the date of termination of this Agreement. Notwithstanding anything herein to the contrary, no Indemnifying Party will be responsible for any indemnification obligation for the gross negligence or willful misconduct of the Indemnified Party.

12. NOTICES. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, or by overnight carrier to the parties at the addresses set forth below (or such other addresses as specified by the parties by like notice) or by email:

If to Company, then to:	Nano Nuclear Energy Inc.,
Attn: Jay Yu, President
10 Times Sq. 30th Fl
New York, NY 10018

If to Independent Director, then to:	Seth Berl
[*****]

13. ASSIGNMENT. This Agreement is personal to Independent Director and shall not be assigned by Independent Director. Any purported assignment by Independent Director shall be null and void from the initial date of the purported assignment. Company may assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of Company. This Agreement shall inure to the benefit of Company and permitted successors and assigns.

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14. CONFLICTING AGREEMENTS; REQUISITE APPROVAL. Independent Director and the Company represent and warrant to each other that the entry into this Agreement and the obligations and duties undertaken hereunder will not conflict with, constitute a breach of or otherwise violate the terms of any agreement or court order to which either party is a party, and each of the Company and Independent Director, as applicable, represent and warrant that it has all requisite corporate authority and approval to enter into this Agreement and it is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into this Agreement.

15. NO WAIVER. No terms or conditions of this Agreement shall be deemed to have been waived, nor shall any party hereto be stopped from enforcing any provisions of the Agreement, except by written instrument of the party charged with such waiver or estoppel. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition for the future or as to any act other than specifically waived.

16. GOVERNING LAW: JURISDICTION AND VENUE. This Agreement, for all purposes, shall be construed in accordance with the laws of the state of New York (except, to the extent related to the provisions regarding Compensation Shares in Section 2 hereof, the laws of the state of Nevada), without regard to conflicts of law principles. Any action or proceeding by either of the parties to enforce this Agreement shall be brought only in a state or federal court located in New York City, New York. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

17. ENTIRE AGREEMENT. Unless specifically provided herein, this Agreement contains all of the understandings and representations between Independent Director and Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. The parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

18. MODIFICATION AND WAIVER. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Independent Director and the Company. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

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19. SEVERABILITY. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth herein.

20. CAPTIONS. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

21. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

22. TOLLING. Should Independent Director violate any of the terms of the restrictive covenant obligations articulated herein, the obligation at issue will run from the first date on which Independent Director ceases to be in violation of such obligation.

23. SURVIVAL OF PROVISIONS. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

24. BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns, subject to the restriction on assignment as contained in Section 13 of this Agreement.

25. ATTORNEY’S FEES. The prevailing party in any legal proceeding arising out of or resulting from this Agreement shall be entitled to recover its costs and fees, including, but not limited to, reasonable attorneys’ fees and post judgment costs, from the other party.

26. AUTHORIZATION. The persons executing this Agreement on behalf of the Company and Independent Director hereby represent and warrant to each other that they are the duly authorized representatives of their respective entities and that each has taken all necessary corporate or partnership action to ratify and approve the execution of this Agreement in accordance with its terms.

27. ADDITIONAL DOCUMENTS. Each of the parties to this Agreement agrees to provide such additional duly executed (in recordable form, where appropriate) agreements, documents and instruments as may be reasonably requested by the other party in order to carry out the purposes and intent of this Agreement.

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28. COUNTERPARTS & TELEFACSIMILE. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement. Signatures to this Agreement may be communicated and delivered by facsimile or electronic mail transmission, which shall be effective as delivery of an original. Photographic, facsimile or electronic mail copies of such signed counterparts may be used in lieu of the originals for any purpose. Each of the parties to this Agreement agrees that this Agreement may be electronically signed and that any electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

29. COMPLIANCE WITH LAW. Independent Director will comply with all laws, rules and regulations related to its activities on behalf of the Company pursuant to this Agreement. Independent Director shall provide a prominent notice on all newsletters and websites/webcasts/interview materials and other communications with investors or prospective investors in which Independent Director may be reasonably deemed to be giving advice or making a recommendation that Independent Director has been compensated for its services and owns common stock of the Company. Independent Director acknowledges that it is aware that the federal securities laws restrict trading in the Company’s securities while in possession of material non-public information concerning the Company. Independent Director acknowledges that with respect to any Company securities now or at any time hereafter beneficially owned by Independent Director or any of its affiliates, that he will refrain from trading in the Company’s securities while he or any such affiliate is in possession of material non-public information concerning the Company, its financial condition, or its business and affairs or prospects.

30. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR COMPANY ENTERING INTO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

31. ACKNOWLEDGEMENT OF FULL UNDERSTANDING. INDEPENDENT DIRECTOR ACKNOWLEDGES AND AGREES THAT INDEPENDENT DIRECTOR HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. INDEPENDENT DIRECTOR ACKNOWLEDGES AND AGREES THAT INDEPENDENT DIRECTOR HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF INDEPENDENT DIRECTOR’S CHOICE BEFORE SIGNING THIS AGREEMENT

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Independent Director Agreement effective as of the Effective Date.

COMPANY:

NANO NUCLEAR ENERGY INC.

By:	/s/ (Jay) Jiang Yu
Name:	(Jay) Jiang Yu
Title:	Chairman & President

Independent Director:

/s/ Seth Berl
Seth Berl

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SCHEDULE 1

SERVICES

The following are the Services that the Independent Director shall provide to the Company:

●	Perform duties as an independent director and participate in decision making with the Nominating and Corporate Governance Committee.

●	Participate in at least 1 meeting per quarter.

●	Be present at special Board meetings and issues that may arise from Corporate Governance standards.

●	Advise on strategic opportunities and make introductions to market participants.

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